Exhibit 99.2

Bleichroeder Acquisition Corp. II Completes $287,500,000 Initial Public Offering

NEW YORK, NY, January 9, 2026 (GLOBE NEWSWIRE) -- Bleichroeder Acquisition Corp. II (the “Company”) announced today the closing of its initial public offering of 28,750,000 units, which includes 3,750,000 units issued pursuant to the exercise in full by the underwriters of their over-allotment option. The offering was priced at $10.00 per unit, resulting in gross proceeds of $287,500,000.

The Company’s units began trading on January 8, 2026 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “BBCQU.” Each unit consists of one Class A ordinary share of the Company and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “BBCQ” and “BBCQW,” respectively.

Of the proceeds received from the consummation of the initial public offering (including the exercise of the over-allotment option) and a simultaneous private placement of warrants, $287,500,000 (or $10.00 per unit sold in the offering) was placed in a trust account of the Company.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any industry, sector or geographic region. The Company’s primary focus, however, will be on North American and European businesses in disruptive growth sectors, which may include companies within sectors that are being transformed via technology adoption. The Company’s management team is led by its Co-Founders, Michel Combes and Andrew Gundlach, Robert Folino, its Chief Financial Officer, and Marcello Padula, its Chief Operating Officer. The Board also includes Kathy Savitt and Antoine Theysset.

Cohen & Company Capital Markets acted as Lead Book-Running Manager and Clear Street acted as Co-Manager for the offering.

The offering was made by means of a prospectus. Copies of the prospectus may be obtained from Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at: capitalmarkets@cohencm.com and Clear Street LLC, 4 World Trade Center, 150 Greenwich Street, Floor 45, New York, NY 10007, or by email at ECM@clearstreet.io.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 7, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds thereof. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Bleichroeder Acquisition Corp. II
1345 Avenue of the Americas, 47th Floor

New York, NY 10105

Attn: Robert Folino

(o) 212.984.3835

robert.folino@bspac1.com